                                                                    EXHIBIT 99.1




                    CERTIFICATION OF CHIEF EXECUTIVE OFFICER

        PURSUANT TO SECTION 1350 OF CHAPTER 63 OF THE UNITED STATES CODE

The undersigned, in his capacity as chief executive officer of Schweitzer-Mauduit International, Inc. (the "Company"), hereby certifies to the best of his knowledge following reasonable inquiry that the Quarterly Report of the Company on Form 10-Q for the period ended March 31, 2003, which accompanies this certification, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in such periodic report fairly presents, in all material respects, the financial condition of the Company at the end of such period and the results of operations of the Company for such period. The foregoing certification is made pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. Section 1350) and no purchaser or seller of securities or any other person shall be entitled to rely upon the foregoing certification for any purpose. The undersigned expressly disclaims any obligation to update the foregoing certification except as required by law.



By:      /s/  WAYNE H. DEITRICH
    --------------------------------
         Wayne H. Deitrich
         Chairman of the Board and
         Chief Executive Officer



May 2, 2003



A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.